Exhibit 99.2
BancorpSouth Financial Information as of June 30, 2011

Forward Looking Information 2 Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “may,” “might,” “will,” “intend,” “could,” “would” or “plan,” or future or conditional verb tenses, and variations or negatives of such terms. These forward-looking statements include, without limitation, statements about long-term prospects for shareholder value, the impact of the prevailing economy, results of operations, and financial condition. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, conditions in the financial markets and economic conditions generally, the soundness of other financial institutions, the availability of capital on favorable terms if and when needed, liquidity risk, the credit risk associated with real estate construction, acquisition and development loans, estimates of costs and values associated with real estate construction, acquisition and development loans in the Company’s loan portfolio, the adequacy of the Company’s allowance for credit losses to cover actual credit losses, governmental regulation and supervision of the Company’s operations, the impact of recent legislation on service charges on core deposit accounts, the susceptibility of the Company’s business to local economic conditions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, the impact of hurricanes or other adverse weather events, risks in connection with completed or potential acquisitions, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, restrictions on the Company’s ability to declare and pay dividends, the Company’s growth strategy, diversification in the types of financial services the Company offers, competition with other financial services companies, interruptions or breaches in security of the Company’s information systems, the failure of certain third party vendors to perform, the Company’s ability to improve its internal controls adequately, any requirement that the Company write down goodwill or other intangible assets, other factors generally understood to affect the financial results of financial services companies, and other factors detailed from time to time in BancorpSouth’s press releases and filings with the Securities and Exchange Commission. BancorpSouth does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Certain tabular presentations may not reconcile because of rounding. Unless otherwise noted, any quotes in this presentation can be attributed to company management.

Financial Overview Net income of $12.8 million, or $0.15 per diluted share, versus a loss of $12.6 million, or ($0.15) per diluted share, during the second quarter of 2010 Provision for loan losses decreased $21.2 million, or 40%, from the previous quarter Net interest margin remained stable at 3.71% Mortgage production increased to $245 million, though a negative MSR market valuation adjustment reduced mortgage revenue by $3.8 million 3

Credit Quality Non-performing loans decreased $45.2 million from the previous quarter NPL formation declined for the third sequential quarter to $50.4 million 47% of nonaccrual loans are paying as agreed Net charge-offs declined $19.1 million, or 37%, from the previous quarter Sales of OREO properties during the quarter totaled $21 million, and resulted in a net gain on sale of $140,000 Write-downs of existing OREO properties totaled $2.3 million, compared to $4.9 million in the first quarter of 2011 4

Other Highlights Capital levels improved: 6/30/11 3/31/11 Equity/Assets 9.33% 8.94% TIER I Leverage Capital 8.22 8.01 Total Capital 12.08 11.92 Reclassified all securities to available-for-sale and completed sales of securities which resulted in net gains of $9.8 million. Prepaid FHLB advances, which resulted in a one-time expense of $9.8 million. Announced the closure of 23 branches as a part of our branch optimization project. 5

Dollars in millions As of June 30, 2011 % of Loans Outstanding Loan Portfolio 6

Real Estate Construction, Acquisition and Development Dollars in millions Loans Outstanding 7 As of June 30, 2011

Residential Acquisition and Development Dollars in millions “The Residential A&D portfolio has declined by 31% over the last year.” “Corporate” includes lines of business not managed by a geographic region. 8 As of June 30, 2011

NPL Formation Based on period end balances 9 Dollars in millions

Net Charge-Offs Dollars in thousands 10 As of June 30, 2011

“Other” includes all other geographic regions and lines of business not managed by a geographic region. 11 Dollars in millions June 2011 Impairment Analysis - Total Loans As of June 30, 2011

“Other” includes all other geographic regions and lines of business not managed by a geographic region. 12 Dollars in millions June 2011 Impairment Analysis - Residential A & D As of June 30, 2011

Analysis of Non-Accrual Loans 13 Dollars in millions Based on Period End Balances 41% 42% 36% 37% “Paying as Agreed” includes loans not 30+ days past due with payments occurring at least quarterly. 47%

Other Real Estate Owned 14 Dollars in millions 41% 42% 36% 36% Categories are based on property location rather than loan origination. As of June 30, 2011